Exhibit 10.1
EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of May 25, 2021 (the “Sixth Amendment Effective Date”), is entered into among RESOURCES CONNECTION, INC., a Delaware corporation (“RCI”), RESOURCES CONNECTION LLC, a Delaware limited liability company (“RCL”; RCL, together with RCI, the “Borrowers”), the Guarantors party hereto, and BANK OF AMERICA, N.A., as Lender (the “Lender”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors party thereto, and the Lender have entered into that certain Credit Agreement, dated as of October 17, 2016 (as amended by that certain First Amendment to Credit Agreement and Amendment to Security and Pledge Agreement dated as of November 27, 2016, as further amended by that certain Second Amendment to Credit Agreement dated as of February 21, 2017, as further amended by that certain Third Amendment to Credit Agreement and Consent dated as of August 25, 2017, as further amended by that certain Fourth Amendment to Credit Agreement and Amendment to Security and Pledge Agreement dated as of May 28, 2018, as further amended by that certain Fifth Amendment to Credit Agreement dated as of September 3, 2020, and as further amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers and the Guarantors have requested that the Lender amend the Credit Agreement as set forth below; and

WHEREAS, the Lender is willing to amend the Credit Agreement, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to Credit Agreement.

(a)
The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is amended to (i) delete the “and” at the end of clause (a)(x) thereof, (ii) add an “and” at the end of clause (a)(xi) thereof, and (iii) add a new clause (a)(xii) immediately following clause (a)(xi) thereof to read as follows:

(xii) non-recurring restructuring charges for such period incurred in the fiscal year of RCI ending May 29, 2021 in connection with European restructuring activities; provided, that, the aggregate amount added back pursuant to this clause (a)(xii) during the term of this Agreement shall not exceed $6,500,000;

(b)	Clause (ii) in the proviso in the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(ii) if the Eurodollar Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement.

(c)	The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided, that, if a replacement of the Benchmark has occurred pursuant to Section 3.03(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.  Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(a)            for purposes of Section 3.03(b)(i), the first alternative set forth below that can be determined by the Lender:

(i)            the sum of  (A) Term SOFR, plus (B)(1) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (2) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, (3) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and (4) 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; or

(ii)            the sum of (A) Daily Simple SOFR, plus (B) 0.11448% (11.448 basis points);

provided, that, if initially LIBOR is replaced with the rate contained in clause (a)(ii) above and subsequent to such replacement, the Lender determines that Term SOFR has become available and is administratively feasible for the Lender in its sole discretion, and the Lender notifies RCI of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a)(i) above; and

(b)            for purposes of Section 3.03(b)(ii),the sum of (i) the alternate benchmark rate, plus (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Lender and RCI as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for Dollar-denominated credit facilities at such time;

provided, that, if any Benchmark Replacement as determined pursuant to clause (a) or clause (b) above would be less than 0.00%, such Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.  Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Lender, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Lender.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease; provided, that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Lender that will continue to provide any representative tenors of such Benchmark after such specific date.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Early Opt-in Election” means the occurrence of: (a) a determination by the Lender, or a notification by RCI to the Lender that RCI has made a determination, that Dollar-denominated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; and (b) the joint election by the Lender and RCI to replace LIBOR with a Benchmark Replacement.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date of such Early Opt-in Election (or such shorter period of time as may be determined by the Lender in its sole discretion).

“FCA” has the meaning specified in Section 3.03(b)(i).

“IBA” has the meaning specified in Section 3.03(b)(i).

“Other Rate Early Opt-in” means the Lender and RCI have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election, and (b) Section 3.03(b)(ii) and clause (b) of the definition of “Benchmark Replacement”.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Early Opt-in” means the Lender and RCI have elected to replace LIBOR pursuant to (a) an Early Opt-in Election, and (b) Section 3.03(b)(i) and clause (a) of the definition of “Benchmark Replacement”.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(d)	Section 3.03 of the Credit Agreement is amended in its entirety to read as follows:

3.03            Inability to Determine Rates.

(a)            If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, the Lender determines in good faith that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii)(A) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, and (B) the circumstances described in Section 3.03(b) do not apply, or (iii) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurodollar Rate Loan, then, in any such case, the Lender will promptly so notify RCI.  Thereafter, (1) the obligation of the Lender to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (2) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Lender revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.  Notwithstanding the foregoing, in the case of such pending request, the Lender, in consultation with RCI, may establish an alternative interest rate for funding or maintaining Loans in the applicable amount, and with the same Interest Period as the Loan requested to be made, converted or continued, as the case may be in which case, such alternative rate of interest shall apply with respect to such Loans.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)            On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month Dollar LIBOR tenor settings.  On the earliest of (A) the date that all Available Tenors of Dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023, and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii)            (A)            Upon (1) the occurrence of a Benchmark Transition Event, or (2) a determination by the Lender that neither of the alternatives under clause (a) of the definition of “Benchmark Replacement” are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided, that, solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of “Benchmark Replacement” unless the Lender determines that neither of such alternative rates is available.

(B)            On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii)            At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until such Borrower’s receipt of notice from the Lender that a Benchmark Replacement has replaced such Benchmark, and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans.  During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv)            In connection with the implementation and administration of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v)            The Lender will promptly notify RCI of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Lender pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).

(vi)            At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Lender may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings, and (B) the Lender may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(e)	Exhibit A to the Credit Agreement is amended to incorporate the changes to the definition of “Consolidated EBITDA” set forth in Section 1(a) on Schedule A attached thereto.

2.            Condition Precedent.  This Agreement shall be effective upon receipt by the Lender of executed counterparts of this Agreement properly executed by a Responsible Officer of each Loan Party and the Lender.

3.            Payment of Expenses.  The Loan Parties agree to reimburse the Lender for all reasonable and documented out-of-pocket expenses incurred by the Lender in connection with the preparation, execution and delivery of this Agreement, including the reasonable and documented fees, charges, and disbursements of Moore & Van Allen PLLC.

4.            Miscellaneous.

(a)            The obligations of the Loan Parties under the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement shall constitute a Loan Document.

(b)            Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

(c)            Each Loan Party hereby represents and warrants as follows: (i) such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement; (ii) this Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity; (iii) no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement; and (iv) the Persons signing this Agreement as Guarantors include all of the Subsidiaries existing as of the Sixth Amendment Effective Date that are required to become Guarantors pursuant to the Credit Agreement on or prior to the Sixth Amendment Effective Date, and the legal name and jurisdiction of organization of such Loan Party is, as of the Sixth Amendment Effective Date, as reflected on the signature pages to this Agreement.

(d)            The Loan Parties represent and warrant to the Lender that, after giving effect to this Agreement, (i) the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the Sixth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 4(d)(i), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent deliverables furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)            Each party hereto acknowledges and agrees to the provisions set forth in Section 3.03(b) of the Credit Agreement (as amended by this Agreement).

(f)            This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  Subject to Section 10.17 of the Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original and shall have the same legal effect, validity and enforceability as a paper record.

(g)            If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)            THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING HERETO, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(i)            The terms of Sections 10.13 and 10.14 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	RESOURCES CONNECTION, INC.,
a Delaware corporation

By: /s/ Jennifer Ryu
Name: Jennifer Ryu
Title: Chief Financial Officer

RESOURCES CONNECTION LLC,
a Delaware limited liability company

By: Resources Connection, Inc., its sole member

By: /s/ Jennifer Ryu
Name: Jennifer Ryu
Title: Chief Financial Officer

GUARANTORS:	RESOURCES HEALTHCARE SOLUTIONS LLC,
a Delaware limited liability company

By: /s/ Jennifer Ryu
Name: Jennifer Ryu
Title: Manager

RGP PROPERTY LLC,
a Delaware limited liability company

By: Resources Connection, Inc., its sole member

By: /s/ Jennifer Ryu
Name: Jennifer Ryu
Title: Chief Financial Officer

SITRICK GROUP, LLC,
a Delaware limited liability company

By: Resources Connection, Inc., its manager

By: /s/ Jennifer Ryu
Name: Jennifer Ryu
Title: Chief Financial Officer

RESOURCES CONNECTION, INC.
SIXTH AMENDMENT TO CREDIT AGREEMENT

VERACITY CONSULTING GROUP, LLC,
a Virginia limited liability company

By: Resources Connection, Inc., its sole member

By: /s/ Jennifer Ryu
Name: Jennifer Ryu
Title: Chief Financial Officer

TASKFORCE – MANAGEMENT ON DEMAND, LLC,
a Delaware limited liability company

By: Resources Connection, Inc., its sole member

By: /s/ Jennifer Ryu
Name: Jennifer Ryu
Title: Chief Financial Officer

RESOURCES CONNECTION, INC.
SIXTH AMENDMENT TO CREDIT AGREEMENT

LENDER:	BANK OF AMERICA, N.A.,
as Lender

By: /s/ Angel Sutoyo
Name: Angel Sutoyo
Title: Senior Vice President
RESOURCES CONNECTION, INC.
SIXTH AMENDMENT TO CREDIT AGREEMENT